Exhibit 35.1.2

CITI RESIDENTIAL LENDING INC.

SERVICER COMPLIANCE STATEMENT

Each of the undersigned does hereby certify that he/she is a duly appointed Executive Vice President of Citi Residential Lending Inc., as successor in interest to Ameriquest Mortgage Company, a Delaware corporation (the “Servicer”), and further certify, pursuant to each of the Pooling and Servicing Agreements, listed on Appendix A attached hereto (each an “Agreement”), that:

1.            a review of the activities of the Servicer during the period beginning on September 1, 2007 and through and including December 31, 2007 (the “Reporting Period”) and of performance under each of the Agreements has been made under such officers’ supervision; and

2.            to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all of its obligations under each of the Agreements in all material respects throughout the Reporting Period, except as set forth on Appendix B attached hereto.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Servicer.

Dated: March 14, 2008

CITI RESIDENTIAL LENDING INC.

By: /s/ Jane Johnson

Name: Jane Johnson

Title: Executive Vice President

Loan Servicing

By: /s/ Jule J. Keen

Name: Jule J. Keen

Title: Executive Vice President

Special Servicing

Appendix A

1.     Pooling and Servicing Agreement dated as of January 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W1)

2.      Pooling and Servicing Agreement dated as of February 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W2)

3.     Pooling and Servicing Agreement dated as of February 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-R1)

4.      Pooling and Servicing Agreement dated as of March 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-R2)

5.      Pooling and Servicing Agreement dated as of March 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W3)

6.      Pooling and Servicing Agreement dated as of April 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W4)

7.      Pooling and Servicing Agreement dated as of May 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-W5)

8.      Pooling and Servicing Agreement dated as of June 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-M1)

9.     Pooling and Servicing Agreement dated as of August 1, 2006, among Argent Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (ARSI 2006-M2)

10.  Pooling and Servicing Agreement dated as of August 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company, Wells Fargo Bank, N.A. and JPMorgan Chase Bank, National Association as servicers, Citibank, N.A. as trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-HE2)

11.  Pooling and Servicing Agreement dated as of September 1, 2006, among Ameriquest Mortgage Securities Inc. as depositor, Ameriquest Mortgage Company as master servicer and Deutsche Bank National Trust Company as trustee. (AMSI 2006-M3)

12.  Pooling and Servicing Agreement dated as of September 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Citibank, N.A. as trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-AMC1)

13.  Pooling and Servicing Agreement dated as of October 1, 2006, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company, Wells Fargo Bank, N.A. and Opteum Financial Services, LLC as servicers, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee. (CMLTI 2006-FX1)

14.  Pooling and Servicing Agreement dated as of June 1, 2007, among Citigroup Mortgage Loan Trust Inc. as depositor, Ameriquest Mortgage Company as servicer, Wells Fargo Bank, N.A. as master servicer and trust administrator and U.S. Bank National Association as trustee. (CMLTI 2007-AMC4)

15.  the Servicing Agreement dated as of September 1, 2007, between Citigroup Global Markets Realty Corp. as owner and Citi Residential Lending Inc. as servicer (CMLTI 2007-10)

Appendix B

Material instances of noncompliance by the Servicer

Regulation AB Item – 1122(d)(4)(vi) – In certain instances, the Servicer did not obtain all documentation required by the transaction documents with respect to modifications. The Servicer has since reviewed its internal procedures regarding documentation required for loan modifications and has plans to implement changes which are meant to prevent future instances of non-compliance.

Regulation AB Item 1122(d)(4)(vii) – The Servicer did not obtain all documentation as required by the transaction documents with respect to loss mitigation and recovery actions. The Servicer has since reviewed its internal procedures regarding loss mitigation and recovery actions and has plans to implement changes which are meant to prevent future instances of non-compliance.

Regulation AB Item 1122(d)(4)(xiv) – In certain instances, the Servicer did not obtain all documentation required by their internal policies regarding charged off assets. The Servicer has since reviewed its internal procedures regarding loss mitigation and recovery actions and has plans to implement changes which are meant to prevent future instances of non-compliance.